Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Post-Effective Amendment to the Registration Statements on Form S-8 (File Nos. 333-275975 and 333-293526) of Richtech Robotics Inc. (the “Company”) of the following reports:

1.	Our report dated August 7, 2026, relating to the consolidated financial statements of the Company as of September 30, 2025 and 2024 and for each of the years then ended, which report includes an explanatory paragraph regarding the restatement of the Company’s previously issued consolidated financial statements as of and for the years ended September 30, 2025 and 2024, appearing in the Company’s Annual Report on Form 10-K/A (Amendment No. 1) for the year ended September 30, 2025, filed with the Securities and Exchange Commission on August 7, 2026. This report supersedes our report dated January 20, 2026, included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2025, filed on January 20, 2026, and our report dated January 14, 2025, included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2024, filed on January 14, 2025, as amended on February 7, 2025 and March 4, 2025; and

2.	Our report dated January 4, 2024, relating to the consolidated financial statements of the Company as of September 30, 2023 and 2022 and for each of the years then ended, appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2023, filed with the Securities and Exchange Commission on January 11, 2024, as amended by Amendment No. 1 on Form 10-K/A filed on March 27, 2024.

In giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ Bush & Associates CPA LLC

Bush & Associates CPA LLC

PCAOB ID No. 6797

Las Vegas, Nevada

October 6, 2026

9555 S. Eastern Ave., Suite 280, Las Vegas, NV 89123 ● 702.703.5979 ● www.bushandassociatescpas.com